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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 25th day of September, is entered into between Convergent Networks, Inc., a Delaware corporation with its principal place of business at 900 Chelmsford Street, Tower 3, Lowell, MA 01851 (the "Company"), and John C. Thibault, residing at 17 Zeus Drive, Chelmsford, MA 01824 (the "Employee").

     WHEREAS, the Company and the Employee desire to set forth the terms and conditions of the Employee's continued employment with the Company;

     WHEREAS, the Company and the Employee entered into three separate stock restriction agreements each dated February 15, 2000 (collectively, the "Stock Restriction Agreements"), three separate escrow agreements each dated February 15, 2000 (collectively, the "Escrow Agreements") and the Employment Incentive Compensation and Termination Agreement dated February 15, 2000 (the "Incentive Compensation Agreement"); and

     WHEREAS, this Agreement sets forth the terms and conditions of the Employee's continued employment with the Company and supercedes and replaces each of the Stock Restriction Agreements, each of the Escrow Agreements and the Incentive Compensation Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on September 1, 2000 (the "Commencement Date") and ending on March 31, 2002 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 9.

     2. Title; Capacity. The Employee shall serve as Chairman, President and Chief Executive Officer. The Employee shall be based at the Company's headquarters in Lowell, Massachusetts. The Employee shall be subject to the supervision of the Board of Directors.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board of Directors or its designee shall from time to time reasonably assign to the Employee. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period.

     3. Compensation and Benefits.

        3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, an annual base salary of $200,000 for the one-year period commencing on the Commencement Date, and commencing on January 1, 2001, Employee's annual base salary shall increase to $250,000. After December 31, 2001, the Employee's salary shall be as determined by the Board of Directors.

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        3.2 Fringe Benefits. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes on no less favorable terms than offered to other employees of the Company, except as otherwise required under applicable law.

        3.3 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.

        3.4 Withholding. All salary, bonus and other compensation payable to the Employee, including without limitation, payments due under Sections 4 and 7 of this Agreement, shall be subject to applicable federal, state and local withholding taxes.

     4. Payments to the Employee Upon Certain Events.

        4.1 Fiscal 2000 Performance Payment. In the event the Company achieves the financial targets set forth in the FY2000 Plan, as determined by the Board of Directors, the Employee shall be entitled to a payment of $275,000 ("FY2000 Bonus"), payable in lump sum on April 1, 2001.

        4.2 Fiscal 2001 Performance Payment. During the 2001 fiscal year, Employee shall be eligible to receive up to a $300,000 cash bonus if the Company meets certain financial targets for the 2001 fiscal year ("FY2001 Plan"), such target to be determined by the Board of Directors. The Board of Directors shall determine the FY2001 Plan no later than March 31, 2001.

        4.3 IPO Payment. In the event that the Company, prior to any Change of Control, consummates an a public offering of its equity securities under the Securities Act of 1933, as amended, resulting in gross proceeds to the Company of at least Twenty Million Dollars ($20,000,000)(an "IPO") at any time prior to January 1, 2002, while the Employee is employed with the Company, the Employee shall be entitled to a payment equal to $275,000 ("IPO Payment"). Such payment shall be payable in lump sum within ninety (90) days of the consummation of the IPO.

     5. Repurchase Agreement

        5.1 For purposes of this Agreement, the "Shares" means the aggregate of 3,382,000 shares of the Company's Common Stock issued to the Employee on February 15, 2000.

        5.2 Subject to Section 6, in the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, the Company shall have the right and option (the "Repurchase Option") to repurchase from the Employee, for the sum of

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$1.00 per share (the "Repurchase Price"), all Shares that have not vested in accordance with the following:

DATE CESSATION OF EMPLOYMENT OCCURS:           SHARES SUBJECT TO REPURCHASE OPTION
------------------------------------           -----------------------------------
Before March 31, 2002                          100% as to all of the Shares, less 6.25% of
                                               2,882,000 of the Shares (as represented by the
                                               Certificate No. 150 as of the date of this
                                               Agreement) for each full three-month period
                                               from and after March 15, 2000 during which the
                                               Employee is employed by the Company.

On March 31, 2002 but before                   500,000 of the Shares (as represented by
January 31, 2005                               Certificate No. 144 and Certificate No. 145,
                                               each for 250,000 shares of Common Stock, as of
                                               the date of this Agreement).

On January 31, 2005                            0%

        5.3 As used herein, "Vested Shares" at any particular time shall mean Shares that are then no longer subject to the Repurchase Option and "Unvested Shares" at any particular time shall mean all Shares that are subject to the Repurchase Option.

        5.4  Escrow of Unvested Shares.

        (a) As security for the Employee's faithful performance of the Employee's obligations under this Section 5, the Employee agrees, immediately upon receipt of the stock certificates evidencing the Shares, to deliver such certificates, together with a separate Stock Power and Assignment Separate from Stock Certificate ("Stock Power") executed by the Employee (with the date and number of Shares left blank) for each stock certificate representing the Shares, to the Secretary of the Company or other designee of the Company ("Escrow Holder"), who is hereby appointed to hold such certificates and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. All of the Shares will be released from escrow upon termination of the Repurchase Option. Upon request of the Employee, the Escrow Holder shall arrange with the Company for the release of any Vested Shares.

        (b) The Escrow Holder will act solely for the Company as its agent and not as a fiduciary. The Employee and the Company agree that the Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions, and the Escrow Holder shall be indemnified and held harmless by the Employee and the Company for all liability, costs and expenses incurred in connection with the Escrow Holder's carrying out of its duties under this Section 5.4, except for any liability, costs or expenses arising from the Escrow Holder's gross negligence or intentionally fraudulent acts or omissions in carrying out its duties under this Section 5.4. The Escrow Holder may rely upon any letter, notice or other document

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executed by any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement.

        5.5  Exercise of Repurchase Option.

        (a) The Company may exercise the Repurchase Option by delivering or mailing to the Escrow Holder and the Employee within sixty (60) days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Repurchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Repurchase Option is not so exercised by the giving of such a notice within such 60-day period, the Repurchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

        (b) Within 10 days after his receipt of the Company's notice of the exercise of the Repurchase Option pursuant to subsection (a) above, the Escrow Holder shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Employee or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon its receipt of such certificate or certificates, the Company shall deliver or mail to the Employee a check in the amount of the aggregate Repurchase Price therefor.

        (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Shares.

        (d) The Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

        (e) The Company shall not purchase any fraction of a Share upon exercise of the Repurchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

        5.6  Restrictions on Transfer.

        (a) Except as otherwise provided in subsection 5.6(b) below, the Employee shall not, during the term of the Repurchase Option, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Unvested Shares.

        (b) Notwithstanding the foregoing, the Employee may transfer Shares to or for the benefit of any spouse, child, or grandchild, or to a trust for the benefit, provided that any Unvested Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5 and the Repurchase Option), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument

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confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

        5.7 Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

        5.8 Restrictive Legend. All certificates representing any Unvested Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

     "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Employment Agreement between the Corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the Corporation."

     6. Acceleration of Vesting Upon Certain Events.

        6.1 Consummation of an IPO. In the event the Company consummates prior to January 1, 2002, IPO , while the Employee is employed by the Company, 250,000 of the Shares (as represented by Certificate No. 144 on the date of this Agreement) shall become Vested Shares upon the consummation of the IPO.

        6.2 Meeting Fiscal 2000 Financial Targets. If the Company meets the financial targets ("FY2000 Plan") approved by the Board of Directors on April 13, 2000 by December 31, 2000, as determined by the Board of Directors, and the Employee continues to be employed by the Company through December 31, 2000, 250,000 of the Shares (as represented by Certificate No. 145 on the date of this Agreement) shall become Vested Shares on April 1, 2001.

        6.3 Change of Control. In the event of a Change of Control (as defined below) of the Company while the Employee is employed by the Company, all of the Shares shall become Vested Shares and the Repurchase Option as to all of the Shares shall lapse upon the consummation of the Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or consolidation are less than a majority of the Board of Directors of the surviving entity; (2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of Directors of said third party; or (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties

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who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within 60 days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s).

        6.4  Termination of Employment.

        (a) If the Company terminates the Employee's employment with the Company without Cause on or before September 1, 2001, fifty person (50%) of all Unvested Shares on the effective date of such termination shall become Vested Shares.

        (b) If the Company terminates the Employee's employment with the Company without Cause after September 1, 2001, all Unvested Shares on the effective date of such termination shall become Vested Shares.

     7. Forgiveness of Loan.

        7.1 Continuation of Employment after IPO. In the event the Company, prior to any Change of Control, consummates an IPO at any time prior to January 1, 2002 while the Employee is employed with the Company, and:

        (a) the Employee remains continuously employed with the Company through September 1, 2001, then $745,500 of the principal amount of the Company's $2,982,000 loan to the Employee pursuant to the Promissory Note dated February 15, 2000, as amended on September 26, 2000 (the "Loan"), shall be forgiven on the later of (i) September 1, 2001 or (ii) the date of the IPO.

        (b) the Employee remains continuously employed with the Company through January 1, 2002, then an additional $745,500 of the principal amount under the Loan shall be forgiven on January 1, 2002.

        (c) the Employee remains continuously employed with the Company through March 31, 2002, then, $1,491,000, the balance of the principal amount under the Loan shall be forgiven on March 31, 2002.

        7.2 Change of Control. In the event of a Change of Control of the Company while the Employee is employed by the Company, the entire principal amount then outstanding under the Loan shall be forgiven upon the consummation of such Change of Control.

     8. Termination of Employment Period. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

        8.1  Expiration of the Employment Period; or

        8.2 At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee, which notice shall identify the Cause upon which the termination is based. For the purposes of this Section 8.2, "Cause" shall mean (a) the conviction of the Employee of any felony, or (b) any fraud or actions by the

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Employee that are deemed by a majority of the Board of Directors to be materially and grossly detrimental to the Company.

     9. Effect of Termination.

        9.1 Status of Employment Upon Expiration of Employment Period. If the Employment Period expires pursuant to Section 1 hereof, and the Company and the Employee have not reached any agreement regarding the extension of the term, the Employee shall at his sole discretion continue his employment on an at-will basis following the expiration of the Employment Period. Such at-will employment relationship may be terminated by either party at any time and, except as to
Section 9.3, shall not be governed by the terms of this Agreement.

        9.2 Payments Upon Termination of Employment.

        (a) In the event the Employee's employment is terminated by the Company with Cause or the Employee voluntarily terminates his employment, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 of this Agreement through the last day of his actual employment by the Company.

        (b) In the event the Employee's employment is terminated by the Company without Cause, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 of this Agreement through the last day of his actual employment by the Company plus the balance of salary that would have been paid to the Employee had he continued his employment of the Company to the end of the Employment Period.

         9.3 Survival. This Section 9.3 and Sections 5, 6 and 10 shall survive any expiration or termination of this Agreement.

     10.  Miscellaneous.

         10.1 Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address of the recipient set forth in the introductory paragraph hereto. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this Section 10.1.

         10.2 Entire Agreement. This Agreement and the Key Employee Noncompetition, Nondisclosure and Developments Agreement dated February 15, 2000 between the Company and the Employee constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of such agreements.

         10.3 Termination of Prior Agreements. The Stock Restriction Agreements, the Escrow Agreements and the Incentive Compensation Agreement are hereby terminated and shall be of no further force and effect as of the date of this Agreement.

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         10.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit or other legal arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

         10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         10.7 Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         10.8 Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

         10.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


                  [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              CONVERGENT NETWORKS, INC.


                              By:    /s/ Pamela F. Lenehan
                                     ---------------------

                              Title: Vice President and Chief Financial Officer

                              EMPLOYEE


                                     /s/ John C. Thibault
                                     ---------------------
                                     John C. Thibault



                    [Signature page to Employment Agreement]

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